Exhibit 99.14

           (Text of graph posted to Ashland Inc.'s website concerning
                      APAC asphalt mix production in tons)

                          APAC Asphaltic Mix Production

                        1999        2000        2001         2002        2003        2004
                        ----        ----        ----         ----        ----        ----
January                  852       1,322         566        1,022         945         974
February                 997       1,685       1,724        1,688       1,291       1,241
March                  1,250       2,179       1,785        1,927       1,838       2,215
April                  2,034       3,217       3,003        3,201       2,761       2,848
May                    2,853       3,253       4,795        4,381       3,866       4,059
June                   2,334       3,278       3,349        3,792       3,201       2,970
July                   2,504       3,936       3,651        3,370       3,387       3,178
August                 3,603       3,885       4,837        4,702       4,632       4,388
September              2,644       3,453       4,500        3,365       3,515       3,101
October                3,677       4,538       4,728        3,418       4,335       3,950
November               3,026       2,150       2,779        2,359       2,541       2,106
December               2,097       1,821       1,763        1,308       1,548       1,717